As filed with the Securities and Exchange Commission on June 1, 1995
                                                       Registration No. 33-
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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 ----------------

                                     Form S-8
                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933


                                 ----------------

                            HMG WORLDWIDE CORPORATION
              (Exact name of Registrant as specified in its charter)


                 Delaware                           13-3402432
         (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification Number)

                                 475 Tenth Avenue
                            New York, New York  10018
                     (Address of principal executive offices)


                 HMG WORLDWIDE CORPORATION 1994 STOCK OPTION PLAN
                             (Full title of the Plan)


                              ROBERT V. CUDDIHY, JR.
                             Chief Operating Officer
                            HMG Worldwide Corporation
                                 475 Tenth Avenue
                            New York, New York  10018
                                  (212) 736-2300
 (Name, address and telephone number, including area code, of agent for service)


                                 ----------------

                                 with a copy to:

                              HERBERT F. KOZLOV, Esq.
                           Parker Duryee Rosoff & Haft
                                 529 Fifth Avenue
                            New York, New York  10017
                                  (212) 599-0500


                         CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------
                                        Proposed    Proposed
                              Amount    maximum     maximum    Amount
                              to be     offering    aggregate  of
 Title of securities to be    registe-  price       offering   registration
 registered                   red       per share*  price*     on fee(1)
- ----------------------------------------------------------------------------
 Common Stock, par value      500,000    $2.00     $1,000,000  $344.83
 $.01 per share  . . . . . .  shs.
- ----------------------------------------------------------------------------
  * Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).



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



PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents, filed by HMG Worldwide Corporation (the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

          1. Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994;

          2. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

          3. Registrant's Registration Statement on Form 8-A (File No. 0-13121) containing a description of Registrant's Common Stock, par value $.01 per share (the "Common Stock").

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

          The Common Stock of Registrant is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").


Item 5.   Interests of Named Experts and Counsel.

          Not Applicable

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Item 8.   Exhibits.

          4         HMG Worldwide Corporation 1994 Stock Option Plan

          5 Opinion of Parker Duryee Rosoff & Haft as to the legality of the Common Stock registered hereby

         23(a) Consent of Parker Duryee Rosoff & Haft (Reference is made to Exhibit 5 herein)

         23(b)      Consent of Friedman Alpren & Green LLP

Item 9.   Undertakings.

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Certificate of Incorporation of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of May, 1995.

                                        HMG WORLDWIDE CORPORATION


                                   By:  /s/Robert V. Cuddihy, Jr.
                                       -----------------------------
                                        Robert V. Cuddihy, Jr.
                                        Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature                   Title                    Date
- ---------                   -----                    ----

                            Chairman of the
                            Board and Chief
/s/Michael Wahl             Executive Officer        May 31, 1995
- ---------------
Michael Wahl

                            President and
/s/Andrew Wahl              Director                 May 31, 1995
- --------------
Andrew Wahl
                            Chief Operating
                            Officer, Chief
                            Financial Officer
/s/Robert V. Cuddihy, Jr.   and Director             May 31, 1995
- -------------------------
Robert V. Cuddihy, Jr.

                            Executive Vice
                            President and
/s/L. Randy Riley           Director                 May 31, 1995
- -----------------
L. Randy Riley


/s/Herbert F. Kozlov        Director                 May 31, 1995
- --------------------
Herbert F. Kozlov


                            Director
- --------------------
Brett Tollman


/s/Lawrence Twill           Director                 May 31, 1995
- -----------------
Lawrence Twill

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                            EXHIBIT INDEX
                            -------------

          4         HMG Worldwide Corporation 1994 Stock Option Plan

          5 Opinion of Parker Duryee Rosoff & Haft as to the legality of the Common Stock registered hereby

         23(a) Consent of Parker Duryee Rosoff & Haft (Reference is made to Exhibit 5 herein)

         23(b)      Consent of Friedman Alpren & Green LLP